Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:

W. Guy Ormsby
Executive Vice President & CFO
(413)594-6692

Chicopee Bancorp, Inc. Reports First Quarter Results

April 25, 2007. Chicopee Bancorp, Inc. (the “Company”) (CBNK), the holding company for Chicopee Savings Bank (the “Bank”), announced the results of operations for the three months ended March 31, 2007. The Company’s net income increased by $216,000 from $339,000 for the three months ended March 31, 2006 to $555,000 for the first three months of 2007 with earnings per share of $0.08.

The Company’s assets increased by $14.3 million, or 3.2%, from $450.0 million at December 31, 2006 to $464.3 million at March 31, 2007, primarily as a result of an increase in federal funds sold of $17.3 million. The increase in federal funds sold was due to loan pay offs of $4.2 million and an increase in deposits of $14.7 million. Net loans decreased to $364.8 million at March 31, 2007 from $369.0 million at December 31, 2006, primarily due to one large loan pay off within the commercial real estate portfolio.

Financial highlights include:

•

The investment portfolio decreased by $1.6 million, or 3.5%, to $43.7 million as of March 31, 2007 compared to $45.3 million at December 31, 2006, primarily due to maturities of held-to-maturity securities.

•

Total deposits were $326.3 million at March 31, 2007 compared to $311.6 million at December 31, 2006, an increase of $14.7 million or 4.7%. During the period savings accounts increased $7.2 million, or 17.8%, certificates of deposit increased by $4.1 million, or 2.2%, and money market deposits increased by $3.4 million, or 10.2%. The growth in deposit was a result of aggressive deposit pricing.

•

The allowance for loan losses at March 31, 2007 was $3.0 million, or 0.82% of total loans, compared to $2.9 million, or 0.78% of total loans as of December 31, 2006. Nonperforming loans at March 31, 2007 were $1.2 million, or 0.33% of total loans, decreasing $523,000 from $1.7 million, or 0.46% of total loans as of December 31, 2006. The provision for loan losses decreased to $101,000 in the three months ended March 31, 2007 from $150,000 for the same period in 2006 due to a large commercial real estate pay off.

•

During the quarter ended March 31, 2007, the net interest margin decreased to 3.37%, as compared to 3.44% for the first quarter of 2006. The decrease of 7 basis points was primarily due to an increase in the cost of funds.

•

Non-interest income was $723,000 for the quarter ended March 31, 2007 compared to $470,000 for the quarter ended March 31, 2006. The increase during the period was primarily attributable to the gain of $296,000 from the sale of available-for-sale securities partially offset by a decrease in loan sales and servicing income of $75,000 since the Company did not sell loans in the first quarter of 2007.

•

Non-interest expense for the three months ended March 31, 2007 was $3.3 million compared to $2.9 million for the same period in 2006. The increases in non-interest expense for the three months ended March 31, 2007 is primarily due to an increase in salaries and employee benefit expense of $219,000 for additional staffing needs to support the requirements of a public company and increased benefit costs associated with the Bank’s ESOP.

•	Total stockholders’ equity at March 31, 2007 was $108.9 million, an increase of $454,000, or 0.42% over December 31, 2006, resulting mainly from net income for the period.

Chicopee Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Chicopee Savings Bank, a Massachusetts stock savings bank headquartered at 70 Center Street, Chicopee, MA 01013. Chicopee Savings Bank provides a wide variety of financial products and services through its six branch offices located in Chicopee, Ludlow and West Springfield in Western Massachusetts. For more information regarding the Bank’s products and services, please visit our web site at www.chicopeesavings.com.

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company’s loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company’s quarterly reports on Form 10-Q and its registration statement on Form S-1, each filed with the Securities and Exchange Commission, which are available through the SEC’s website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company assumes no obligation to update any forward-looking statements.

CHICOPEE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
Assets
Cash and due from banks	$9,850	$8,816
Short-term investments	3,013	1,132
Federal funds sold	18,898	1,580

Total cash and cash equivalents	31,761	11,528

Securities available for sale, at fair value	7,517	7,861
Securities held-to-maturity, at cost (fair value $35,986 and $37,099 at March 31, 2007 and December 31, 2006, respectively)	36,219	37,411
Federal Home Loan Bank stock, at cost	1,517	1,574
Loans, net of allowance for loan losses ($2,995 at March 31, 2007 and $2,908 at December 31, 2006)	364,834	368,968
Cash surrender value of life insurance	11,296	11,200
Premises and equipment, net	6,834	7,003
Accrued interest and dividend receivable	1,750	1,901
Deferred income tax asset	1,654	1,538
Other assets	910	1,061

Total assets	$464,292	$450,045

Liabilities and Stockholders’ Equity
Deposits
Non-interest-bearing	$29,120	$29,088
Interest-bearing	297,189	282,483

Total deposits	326,309	311,571

Securities sold under agreements to repurchase	11,708	12,712
Advances from Federal Home Loan Bank	14,760	15,256
Mortgagors’ escrow accounts	1,373	997
Accrued expenses and other liabilities	1,242	1,063

Total liabilities	355,392	341,599

Commitments and contingencies

Stockholders’ Equity
Common stock (no par value, 20,000,000 shares authorized, 7,439,368 shares issued and outstanding at March 31, 2007 and December 31, 2006)	72,479	72,479
Additional paid-in-capital	184	144
Unearned compensation (Employee Stock Ownership Plan)	(5,580)	(5,654)
Retained earnings	41,372	40,817
Accumulated other comprehensive income	445	660

Total stockholders’ equity	108,900	108,446

Total liabilities and stockholders’ equity	$464,292	$450,045

CHICOPEE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Interest and dividend income:
Loans, including fees	$5,727	$4,696
Interest and dividends on securities	460	360
Other interest-earning assets	188	92

Total interest and dividend income	6,375	5,148

Interest expense:
Deposits	2,628	1,662
Securities sold under agreements to repurchase	72	62
Other borrowed funds	147	357

Total interest expense	2,847	2,081

Net interest income	3,528	3,067
Provision for loan losses	101	150

Net interest income, after provision for loan losses	3,427	2,917

Non-interest income:
Service charges, fees and commissions	429	389
Loan sales and servicing	(2)	73
Net gain on sales of securities available-for-sale	296	8

Total non-interest income	723	470

Non-interest expenses:
Salaries and employee benefits	1,819	1,600
Occupancy expenses	291	280
Furniture and equipment	229	218
Data processing	183	180
Stationery, supplies and postage	93	76
Other non-interest expense	675	542

Total non-interest expenses	3,290	2,896

Income before income taxes	860	491
Income tax expense	305	152

Net income	$555	$339

Earnings per share:
Basic	$0.08	NA
Diluted	$0.08	NA

NA- Not Applicable